CALCULATION OF REGISTRATION FEE

	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee(1)
3.050% Senior Notes due 2027	$600,000,000	99.808%	$598,848,000	$69,406.48
3.875% Senior Notes due 2047	$1,000,000,000	99.837%	$998,370,000	$115,711.08

(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on August 4, 2017 (File No. 333-219729), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219729

Prospectus Supplement

(To Prospectus dated August 4, 2017)

$1,600,000,000

Cigna Corporation

$600,000,000 3.050% Senior Notes due 2027

$1,000,000,000 3.875% Senior Notes due 2047

We are offering $600,000,000 of our 3.050% Senior Notes due 2027 (the “10-Year Notes”) and $1,000,000,000 of our 3.875% Senior Notes due 2047 (the “30-Year Notes” and, together with the 10-Year Notes, the “Notes”).

The 10-Year Notes will bear interest at the rate of 3.050% per year. Interest on the 10-Year Notes is payable on April 15 and October 15 of each year, beginning April 15, 2018. The 10-Year Notes will mature on October 15, 2027.

The 30-Year Notes will bear interest at the rate of 3.875% per year. Interest on the 30-Year Notes is payable on April 15 and October 15 of each year, beginning April 15, 2018. The 30-Year Notes will mature on October 15, 2047.

We may redeem the Notes, in whole or in part, as described under the caption “Description of the Notes—Optional Redemption” in this prospectus supplement. If a change of control triggering event as described in this prospectus supplement under the caption “Description of the Notes—Change of Control Offer” occurs with respect to the 10-Year Notes or the 30-Year Notes, we will be required to offer to repurchase all of the 10-Year Notes or the 30-Year Notes, as applicable, at a repurchase price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

The Notes will be our senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness and senior to all of our future subordinated indebtedness. The Notes will effectively rank junior to any of our existing and future secured indebtedness to the extent of the assets securing that indebtedness, and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries.

Concurrently with this offering, we launched a cash tender offer (the “Cash Tender Offer”) for up to $1,000,000,000 of our 8.300% Notes due 2023, 7.650% Notes due 2023, 7.875% Debentures due 2027, 8.300% Step Down Notes due 2033, 6.150% Notes due 2036, 5.875% Notes due 2041 and 5.375% Notes due 2042 (collectively, the “Existing Notes”) validly tendered and accepted by us. We intend to use the net proceeds from this offering and/or cash on hand to pay the consideration for the Cash Tender Offer plus accrued and unpaid interest and related expenses. The Cash Tender Offer is not being made pursuant to this prospectus supplement or the accompanying prospectus. We intend to use the remaining proceeds not applied in the Cash Tender Offer, if any, for general corporate purposes. The closing of the Cash Tender Offer is contingent upon the closing of this offering, but the closing of this offering is not conditioned upon consummation of the Cash Tender Offer.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

Investing in the Notes involves certain risks. See “Special Note Regarding Forward-Looking Statements and Risk Factors” beginning on page S-ii of this prospectus supplement and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per 10-Year Note	10-Year Notes Total	Per 30- Year Note	30-Year Notes Total
Public offering price(1)	99.808%	$598,848,000	99.837%	$998,370,000
Underwriting discount	0.650%	$ 3,900,000	0.875%	$ 8,750,000
Proceeds, before expenses, to Cigna Corporation(1)	99.158%	$594,948,000	98.962%	$989,620,000

(1)	Plus accrued interest, if any, from September 14, 2017 to the date of delivery.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about September 14, 2017, which is the seventh business day following the date of the pricing of the Notes (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or in the next four succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Citigroup

Wells Fargo Securities		Morgan Stanley

Co-Managers

HSBC	MUFG	Deutsche Bank Securities	ANZ Securities	Goldman Sachs & Co. LLC	PNC	Capital Markets LLC

UBS Investment Bank	US Bancorp	BNY Mellon Securities, LLC	Fifth Third Securities	Regions Securities LLC

September 5, 2017

Neither we nor the underwriters have authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”). We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein, and the information in any free writing prospectus may only be accurate as of the date of such free writing prospectus. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

Unless otherwise mentioned or unless the context requires otherwise (including when describing the terms of the Notes), when used in this prospectus supplement and accompanying prospectus, the terms “Cigna,” “Company,” “we,” “our” and “us” refer to Cigna Corporation and its consolidated subsidiaries. The term “underwriters” refers to the financial institutions named in the “Underwriting” section of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding Cigna’s future beliefs, expectations, plans, intentions, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; and uncertainty as to the outcome of the litigation between Cigna and Anthem, Inc. with respect to the termination of the merger agreement, the reverse termination fee and/or contract and non-contract damages for claims each party has filed against the other, including the risk that a court finds that Cigna has not complied with its obligations under the merger agreement, is not entitled to receive the reverse termination fee or is liable for breach of the merger agreement.

This list of important factors is not intended to be exhaustive. The discussions in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections therein, as such discussions may be updated from time to time in our periodic filings with the Securities and Exchange Commission (“SEC”) incorporated by reference in this prospectus supplement and the accompanying prospectus, include both expanded discussion of these factors and additional risk factors and uncertainties that could affect the matters discussed in the forward-looking statements. Cigna does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on forward-looking statements because such statements speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Cigna, who file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.cigna.com. Information on, or accessible through, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement or any accompanying prospectus, except for the SEC filings posted thereon that are referenced below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any contract or other document of Cigna, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement or the accompanying prospectus is an important part of such document and information that we will file later with the SEC will automatically update and supersede this information.

This prospectus supplement incorporates by reference the documents set forth below that Cigna has previously filed with the SEC and that are not delivered with this prospectus supplement. These documents contain important information about Cigna and its financial condition. Since information that we file with the SEC in the future will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

SEC Filings (File No. 1-8323)	Period
Annual Report on Form 10-K	For the year ended December 31, 2016
Quarterly Reports on Form 10-Q	For the quarterly periods ended March 31, 2017 and June 30, 2017
Annual Proxy Statement	Filed on March 17, 2017
Current Reports on Form 8-K	Filed on January 19, 2017, February 1, 2017, February 9, 2017, February 14, 2017 (as to Item 1.02 only), February 16, 2017, February 23, 2017 (as to Item 5.02 only), February 24, 2017, March 24, 2017, April 28, 2017, May 1, 2017, as amended by Form 8-K/A filed July 31, 2017, May 12, 2017 (Item 8.01), May 12, 2017 (as to Item 1.02 only), June 16, 2017, June 19, 2017 and July 31, 2017

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of such

S-iii

document until the offering of the particular securities covered by this prospectus supplement has been terminated or completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus supplement and the accompanying prospectus from the date of filing of those documents.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Cigna Corporation

Two Liberty Place

1601 Chestnut Street

Philadelphia, Pennsylvania 19192-1550

Attention: Investor Relations

(215) 761-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

S-iv

SUMMARY

This summary highlights selected information about Cigna and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein prior to deciding whether to purchase the Notes.

Cigna Corporation

Cigna Corporation, together with its subsidiaries, is a global health services organization dedicated to a mission of helping individuals improve their health, well-being and sense of security. Cigna’s strategy, which we execute through a differentiated set of medical, dental, disability, life and accident insurance and related products and services offered by our subsidiaries, is to:

•	“Go Deeper” by expanding and deepening our customer, client and partner relationships as well as deepening our relationships in targeted sub-segments and geographies;

•	“Go Local” by ensuring our products, solutions and services are both personalized and highly localized for the benefit of our customers, clients and partners; and

•	“Go Beyond” by innovating and further differentiating our businesses, the experiences we deliver, and overall social impact.

In an increasingly retail-oriented marketplace, we focus on delivering affordable and personalized products and services to customers through employer-based, government sponsored and individual coverage arrangements. We increasingly collaborate with health care providers to continue the transition from volume-based fee for service arrangements toward a more value-based system designed to increase quality of care, lower costs and improve health outcomes. We operate a customer-centric organization enabled by keen insights regarding customer needs, localized decision-making and talented professionals committed to bringing our “Together All the Way” brand promise to life.

Cigna’s principal executive offices are located at 900 Cottage Grove Road, Bloomfield, CT 06002. Our telephone number is (860) 226-6000. Cigna was incorporated in the State of Delaware in 1981.

For additional information concerning Cigna, please see our most recent Annual Report on Form 10-K and our other filings with the SEC. See “Where You Can Find More Information.”

The Offering

The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Notes, see the discussion under the caption “Description of the Notes” beginning on page S-6 of this prospectus supplement.

Issuer	Cigna Corporation.

Securities Offered	$600,000,000 aggregate principal amount of 3.050% senior notes due 2027 and $1,000,000,000 aggregate principal amount of 3.875% senior notes due 2047.

Maturity	The 10-Year Notes will mature on October 15, 2027 and the 30-Year Notes will mature on October 15, 2047.

Interest Payment Dates	Interest on the 10-Year Notes will accrue from September 14, 2017 and will be payable on April 15 and October 15 of each year, beginning April 15, 2018. Interest on the 30-Year Notes will accrue from September 14, 2017 and will be payable on April 15 and October 15 of each year, beginning April 15, 2018.

Optional Redemption	At any time prior to July 15, 2027 (three months prior to the maturity date of the 10-Year Notes) or April 15, 2047 (six months prior to the maturity date of the 30-Year Notes), we may redeem the 10-Year Notes or the 30-Year Notes, respectively, in whole or in part, at the redemption price described in this prospectus supplement. At any time on or after July 15, 2027 (three months prior to the maturity date of the 10-Year Notes) or April 15, 2047 (six months prior to the maturity date of the 30-Year Notes), we may redeem the 10-Year Notes or the 30-Year Notes, respectively, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any interest accrued but not paid to but excluding the date of redemption.

Ranking	The Notes will be our senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness and senior to all of our future subordinated indebtedness. The Notes will effectively rank junior to any of our existing and future secured indebtedness to the extent of the assets securing that indebtedness, and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries. See “Description of the Notes—Ranking.”

Use of Proceeds	We estimate that the net proceeds from the issuance and sale of the Notes will be approximately $1,581,257,460, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering and/or cash on hand to pay the consideration for the Cash Tender Offer, accrued and unpaid interest and related expenses. We intend to use the remaining proceeds, if any, for general corporate purposes. The closing of the Cash Tender Offer is contingent upon the closing of this offering, but the closing of this offering is not conditioned upon consummation of the Cash Tender Offer. See “Use of Proceeds” and “Capitalization.”

Change of Control—Redemption at the Option of the Holders	A Change of Control Triggering Event will be deemed to occur if both a Change of Control and a Below Investment Grade Rating Event (each as defined under “Description of the Notes—Change of Control Offer”) occur with respect to the 10-Year Notes or the 30-Year Notes, in which case, unless we have exercised our right to redeem the 10-Year Notes or the 30-Year Notes, as applicable, as described under “Description of the Notes—Optional Redemption,” we will be required to make an offer to repurchase all of the 10-Year Notes or the 30-Year Notes, as applicable, at a price equal to 101% of the principal amount of the 10-Year Notes or the 30-Year Notes, as applicable, plus any accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Change of Control Offer.”

Covenants	The Senior Indenture (as defined herein) for the Notes contains limitations on liens on common stock of our Designated Subsidiaries (as defined in the Senior Indenture) and limits our ability to consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property or assets as, or substantially as, an entirety to any person. These covenants are subject to important qualifications and limitations. See “Description of Debt Securities—Limitations on Liens on Common Stock of Designated Subsidiaries” and “—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Minimum Denominations	The Notes will be issued and may be transferred only in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Risk Factors	For a discussion of factors you should carefully consider before deciding to purchase the Notes, see “Special Note Regarding Forward-Looking Statements and Risk Factors” beginning on page S-ii of this prospectus supplement and the “Risk Factors” discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, incorporated by reference in this prospectus supplement and the accompanying prospectus.

SELECTED FINANCIAL INFORMATION

The following table sets forth our selected consolidated financial data for the six-month periods ended June 30, 2017 and 2016 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012.

The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and our Annual Report on Form 10-K for the year ended December 31, 2016, each filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Six-Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(in millions)
Income Statement Data:
Revenues:
Premiums and fees and other revenues	$18,528	$17,798	$35,386	$34,130	$31,355	$29,176	$26,308
Net investment income	611	566	1,147	1,153	1,166	1,164	1,144
Mail order pharmacy revenues	1,467	1,445	2,966	2,536	2,239	1,827	1,623
Realized investment gains	97	35	169	57	154	213	44

Total Revenues	20,703	19,844	39,668	37,876	34,914	32,380	29,119

Benefits and Expenses:
Global Health Care medical costs	9,909	9,538	19,009	18,354	16,694	15,867	14,228
Other benefit expenses	2,702	2,782	5,477	4,936	4,640	4,998	3,672
Mail order pharmacy costs	1,207	1,204	2,468	2,134	1,907	1,509	1,328
Other operating expenses and amortization of other acquired intangible assets, net	4,861	4,688	9,735	9,125	8,369	7,830	7,414

Total Benefits and Expenses	18,679	18,212	36,689	34,549	31,610	30,204	26,642
Income before Income Taxes	2,024	1,632	2,979	3,327	3,304	2,176	2,477
Income taxes:
Current	590	632	1,062	1,229	1,232	501	719
Deferred	31	(17)	74	21	(22)	197	134

Total Taxes	621	615	1,136	1,250	1,210	698	853

Net income	1,403	1,017	1,843	2,077	2,094	1,478	1,624
Less: Income (loss) attributable to noncontrolling interests	(8)	(12)	(24)	(17)	(8)	2	1

Shareholders’ net income	$1,411	$1,029	$1,867	$2,094	$2,102	$1,476	$1,623

Balance Sheet Data (as of Period End):
Total assets	$61,738	$59,506	$59,360	$57,088	$55,870	$54,306	$53,700
Long-term debt	$4,622	$4,789	$4,756	$5,020	$4,979	$4,984	$4,952
Shareholders’ equity	$14,546	$13,356	$13,723	$12,035	$10,774	$10,567	$9,769

USE OF PROCEEDS

Our net proceeds from this offering are estimated to be approximately $1,581,257,460, after deducting underwriting discounts and estimated offering expenses.

We intend to use the net proceeds from this offering and/or cash on hand to pay the consideration for the Cash Tender Offer, accrued and unpaid interest and related expenses. We intend to use the remaining proceeds, if any, for general corporate purposes. The closing of the Cash Tender Offer is contingent upon the closing of this offering, but the closing of this offering is not conditioned upon consummation of the Cash Tender Offer. See “Capitalization.”

Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

CAPITALIZATION

The following table shows our capitalization on a consolidated basis as of June 30, 2017 (i) on an actual basis and (ii) on an as-adjusted basis after giving effect to (a) the sale of $1,600,000,000 aggregate principal amount of Notes offered pursuant to this prospectus supplement and (b) the consummation of the Cash Tender Offer (assuming $1,000,000,000 principal amount of Existing Notes are validly tendered and accepted for purchase therein). See “Use of Proceeds” in this prospectus supplement. You should read this table in conjunction with our consolidated financial statements and the related notes as of and for the six-month period ended June 30, 2017, which are included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2017
	Actual	As Adjusted
	(in millions)
Short-term debt	$141	$141
Long-term debt	4,622	5,222

Total debt	4,763	5,363
Shareholders’ equity:
Common stock ($0.25 par value)	74	74
Additional paid-in capital	2,922	2,922
Accumulated other comprehensive (loss)	(1,146)	(1,146)
Retained earnings	15,102	15,102(1)
Treasury stock, at cost	(2,406)	(2,406)

Total shareholders’ equity	14,546	14,546

Total capitalization	$ 19,309	$ 19,909

(1)	Does not give effect to costs associated with the Cash Tender Offer of Existing Notes.

DESCRIPTION OF THE NOTES

The Notes offered by this prospectus supplement are “senior debt securities” as described in the accompanying prospectus. This description supplements the description of the general terms and provisions of the debt securities found in the accompanying prospectus.

Capitalized terms used and not otherwise defined below or elsewhere in this prospectus supplement or the accompanying prospectus are used with the respective meanings given thereto in the Senior Indenture, dated as of August 16, 2006, between Cigna Corporation and U.S. Bank National Association (the “Trustee”), as amended and supplemented as of the closing date of this offering between Cigna Corporation and the Trustee (collectively, the “Senior Indenture”). In this “Description of the Notes” section, when we refer to “Cigna,” “we,” “our,” or “us,” we refer to Cigna Corporation not including its consolidated subsidiaries.

The Senior Indenture does not restrict our ability to incur additional indebtedness, other than certain indebtedness secured by liens on common stock of our Designated Subsidiaries. The Senior Indenture contains negative covenants that apply to us; however, the limitation on liens and the limitation on consolidation, merger and sale of assets contain important exceptions. See “Description of Debt Securities—Limitations on Liens on Common Stock of Designated Subsidiaries” and “—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

General

The 10-Year Notes initially will be limited to $600,000,000 aggregate principal amount. The 30-Year Notes initially will be limited to $1,000,000,000 aggregate principal amount.

The 10-Year Notes and the 30-Year Notes constitute separate series under the Senior Indenture. We may, without the consent of the holders of the other series of Notes, issue additional Notes of any series in the future, on the same terms and conditions (except that their issue price may, and their issue date will, vary) and with the same CUSIP number as the Notes of such series being offered by this prospectus supplement; provided, however, that no such additional Notes may be issued under the Senior Indenture unless fungible for U.S. federal income tax purposes with the Notes of such series offered hereby. Any such additional Notes will be treated as a single series of debt securities with the associated series of Notes offered hereby for all purposes under the Senior Indenture.

We will issue the Notes only in fully registered form, without coupons, in denominations of $2,000 and multiples of $1,000 in excess thereof.

Interest; Maturity; No Sinking Fund

The 10-Year Notes will mature on October 15, 2027, and will bear interest at a rate of 3.050% per year. Interest on the 10-Year Notes will accrue from September 14, 2017, or from the most recent interest payment date to which interest has been paid or duly provided for. Interest on the 10-Year Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2018.

The 30-Year Notes will mature on October 15, 2047, and will bear interest at a rate of 3.875% per year. Interest on the 30-Year Notes will accrue from September 14, 2017, or from the most recent interest payment date to which interest has been paid or duly provided for. Interest on the 30-Year Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2018.

The Notes are not subject to any sinking fund provision.

In each case, we:

•	will pay interest to the person in whose name a Note is registered at the close of business on the fifteenth calendar day prior to the relevant interest payment date;

•	will compute interest on the basis of a 360-day year consisting of twelve 30-day months;

•	will make payments on the Notes held in certificated form at the designated office of the Trustee; and

•	may make payments by wire transfer for Notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

Ranking

The Notes will be our senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness and senior to all of our future subordinated indebtedness. The Notes will effectively rank junior to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries.

Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the Notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

In addition, holders of the Notes will have a junior position to claims of creditors against our subsidiaries, including policyholders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of the Company as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of Cigna’s indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to the Company.

Optional Redemption

At any time prior to July 15, 2027 (three months prior to the maturity date of the 10-Year Notes) or April 15, 2047 (six months prior to the maturity date of the 30-Year Notes), we may redeem the 10-Year Notes or the 30-Year Notes, respectively, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 10-Year Notes or the 30-Year Notes to be redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the 10-Year Notes or the 30-Year Notes to be redeemed from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points in the case of the 10-Year Notes and plus 20 basis points in the case of the 30-Year Notes, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to but excluding the redemption date.

At any time on or after July 15, 2027 (three months prior to the maturity date of the 10-Year Notes) or April 15, 2047 (six months prior to the maturity date of the 30-Year Notes), we may redeem the 10-Year Notes or the 30-Year Notes, respectively, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any interest accrued but not paid to but excluding the date of redemption.

For purposes of these Optional Redemption provisions, the following definitions are applicable:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 10-Year Notes or the 30-Year Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 10-Year Notes or the 30-Year Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date for any 10-Year Notes or any 30-Year Notes, the average of all Reference Treasury Dealer Quotations obtained by us.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us from time to time.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. and their successors. If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the 10-Year Notes or the 30-Year Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month), or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

Notice of any redemption will be mailed or otherwise delivered in accordance with the applicable procedures of DTC (as defined below) at least 15 days but not more than 60 days before the redemption date to each holder of the 10-Year Notes or the 30-Year Notes to be redeemed.

Unless we default in payment of the redemption price, interest will cease to accrue on the 10-Year Notes or the 30-Year Notes or portion of the 10-Year Notes or the 30-Year Notes called for redemption on and after the redemption date.

We may at any time and from time to time purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.

Change of Control Offer

If a Change of Control Triggering Event (as defined below) occurs with respect to the 10-Year Notes or the 30-Year Notes, unless we have exercised our right to redeem the 10-Year Notes or the 30-Year Notes, as applicable, in full, as described under “Optional Redemption” above, we will make an offer to each holder (the “Change of Control Offer”) to repurchase any and all of such holder’s 10-Year Notes or 30-Year Notes, as applicable, at a repurchase price in cash equal to 101% of the aggregate principal amount of the 10-Year Notes or the 30-Year Notes, as applicable, repurchased, plus any accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of 10-Year Notes or 30-Year Notes, as applicable, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 10-Year Notes or the 30-Year Notes, as applicable, on the date specified in the notice, which date will be no less than 30 days and no more than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the 10-Year Notes or the 30-Year Notes, as applicable, and described in such notice.

We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 10-Year Notes or the 30-Year Notes, as applicable, as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the 10-Year Notes or the 30-Year Notes, as applicable, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the 10-Year Notes or the 30-Year Notes, as applicable, by virtue of such conflicts. We will not be required to offer to repurchase the 10-Year Notes or the 30-Year Notes, as applicable, upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases on the applicable date all 10-Year Notes or 30-Year Notes, as applicable, properly tendered and not withdrawn under its offer; provided that for all purposes of the 10-Year Notes or 30-Year Notes and the

Senior Indenture, a failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by us to comply with our obligations to offer to purchase the 10-Year Notes or the 30-Year Notes, as applicable, unless we promptly make an offer to repurchase the 10-Year Notes or the 30-Year Notes, as applicable, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of repurchase, which shall be no later than 30 days after the third party’s scheduled Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all 10-Year Notes or 30-Year Notes, as applicable, properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 10-Year Notes or 30-Year Notes, as applicable, properly tendered; and

•	deliver or cause to be delivered to the Trustee the 10-Year Notes or the 30-Year Notes, as applicable, properly accepted, together with an officer’s certificate stating the principal amount of the 10-Year Notes or the 30-Year Notes, as applicable, being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Cigna and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the 10-Year Notes or the 30-Year Notes, as applicable, as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Cigna and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

For purposes of the foregoing discussion of the applicable Change of Control provisions, the following definitions are applicable:

“Below Investment Grade Rating Event” with respect to the 10-Year Notes or the 30-Year Notes, as applicable, means such Notes are rated below all Investment Grade Ratings by at least two of the three Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control, in each case until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, however, that if (a) during such 60-day period, one or more Rating Agencies has publicly announced that it is considering the possible downgrade of the 10-Year Notes or the 30-Year Notes, as applicable, and (b) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of the 10-Year Notes or the 30-Year Notes, as applicable, by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“Change of Control” means the occurrence of any of the following:

(1)        direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Cigna and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Cigna or one of its subsidiaries; or

(2)        the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Cigna or one of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Cigna’s voting stock;

provided, however, that a transaction will not be deemed to involve a Change of Control if (A) we become a wholly owned subsidiary of a holding company and (B)(x) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Cigna’s voting stock immediately prior to that transaction or (y) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of Cigna, even if the right to vote has been suspended by the happening of such a contingency.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), a rating by S&P equal to or higher than BBB– (or the equivalent under any successor rating category of S&P), a rating by Fitch equal to or higher than BBB– (or the equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any or all of Moody’s, S&P or Fitch ceases to rate the 10-Year Notes or 30-Year Notes or fails to make a rating of the 10-Year Notes or 30-Year Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that we select (pursuant to a resolution of the Cigna Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be, with respect to the 10-Year Notes or the 30-Year Notes, as applicable.

“S&P” means Standard & Poor’s Ratings Group Inc., a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

Defeasance and Covenant Defeasance

The full defeasance and covenant defeasance provisions of the Senior Indenture described in the accompanying prospectus under “Description of Debt Securities—Defeasance and Covenant Defeasance” will apply to the Notes. If we exercise our covenant defeasance option, in addition to the provisions described in the accompanying prospectus, the provisions of the Notes described under “—Change of Control Offer” will no longer apply.

Global Notes; Book-Entry System

Global Notes

The Notes will be issued initially in book-entry form and will be represented by one or more global notes in fully registered form without interest coupons which will be deposited with the Trustee as custodian for The Depository Trust Company, which we refer to as “DTC”, and registered in the name of Cede & Co. or another nominee designated by DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the limited circumstances described below.

All interests in the global notes will be subject to the rules and procedures of DTC.

Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system or indirectly through such organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Clearstream Banking, S.A., as operator of Clearstream. The depositaries, in turn, will hold interests in the global notes in customers’ securities accounts in the depositaries’ names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of those systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither we, the Trustee, nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers (including one or more of the underwriters), banks and trust companies, clearing corporations and certain other organizations.

Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the “indirect participants,” that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, pursuant to procedures established by DTC:

•	upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in the global note; and

•	ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership of beneficial interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the Notes represented by that global note for all purposes of the Notes and the Senior Indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders of the Notes represented by that beneficial interest under the Senior Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Senior Indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

Payments with respect to the principal of and interest on a global note will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the Senior Indenture. Under the terms of the Senior Indenture, we and the Trustee may treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the Trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Clearstream and Euroclear have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures. Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and its book-entry system, Clearstream and Euroclear from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Notes

We will issue certificated notes in fully registered form to each person that DTC identifies as the beneficial owner of the Notes represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	an event of default has occurred and is continuing; or

•	we determine not to have the Notes represented by a global security.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued in certificated form.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. This summary deals only with Notes that are held as capital assets by a non-U.S. holder (as defined below) who acquires the Notes upon original issuance at their initial offering price.

A “non-U.S. holder” means a beneficial owner of the Notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisors.

If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

United States Federal Withholding Tax

Subject to the discussions of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the Notes under the “portfolio interest rule,” provided that:

•	interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an applicable Internal Revenue Service (“IRS”) Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a Note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. Any effectively connected interest will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Subject to the discussions of backup withholding and FATCA below, any gain realized on the sale, exchange, retirement or other taxable disposition of a Note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specifically defined for United States federal estate tax purposes), your estate will not be subject to United States federal estate tax on Notes beneficially owned by you at the time of your death, provided that any payment to you of interest on the Notes, if received at such time, would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

Interest paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the Notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under “—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of Notes made within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the Notes and, for a disposition of a Note occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the Notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the issuer, the initial purchasers or the subsidiary guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided, further, that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Additionally, if any purchaser or subsequent transferee of a note is using assets of any ERISA Plan to acquire or hold the notes, such purchaser or subsequent transferee will be deemed to represent that (i) neither the issuer nor any of its affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the ERISA Plan’s decision to acquire or hold the notes or any interest herein and neither the issuer nor any of its affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer its interest in the notes, (ii) the ERISA Plan is aware of and acknowledges that (a) the issuer is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, and has not given investment advice or otherwise made a recommendation, in connection with the ERISA Plan’s investment in the notes and (b) the issuer has a financial interest in the ERISA Plan’s investment in the notes and (iii) the decision to invest in the notes has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”) who (a) is independent of the issuer; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under Section 3(21) of ERISA and/or Section 4975 of the Internal Revenue Code) with respect to the ERISA Plan’s investment in the notes and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in the notes; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such ERISA Plan holds an interest in the notes, hold or have under management or control, total assets of at least $50 million (provided that this clause (E) shall not be satisfied if the ERISA Plan’s fiduciary is either (x) the owner or a relative of the owner of the individual retirement account that is acquiring or holding the note, or (y) a participant or beneficiary of the ERISA Plan acquiring or holding the notes in such capacity); (e) neither the issuer nor any of its affiliates has exercised any authority to cause the ERISA Plan to acquire or hold the notes or to negotiate the terms of the Plan’s acquiring or holding the notes; and (f) neither the issuer nor any of its affiliates receives a fee or other compensation from the ERISA Plan or the ERISA Plan’s Fiduciary for the provision of investment advice in connection with the ERISA Plan’s decision to acquire or hold the notes.

Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the issuer and its affiliates about whether an investment in the notes may be appropriate for the ERISA Plan’s circumstances.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (and/or holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PURCHASERS OF THE NOTES HAVE THE EXCLUSIVE RESPONSIBILITY FOR ENSURING THAT THEIR PURCHASE AND HOLDING OF THE NOTES COMPLIES WITH THE FIDUCIARY RESPONSIBILITY RULES OF ERISA AND DOES NOT VIOLATE THE PROHIBITED TRANSACTION RULES OF ERISA, THE CODE OR APPLICABLE SIMILAR LAWS.

UNDERWRITING

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of 10-Year Notes	Principal Amount of 30-Year Notes
J.P. Morgan Securities LLC	$105,000,000	$175,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$102,000,000	$170,000,000
Citigroup Global Markets Inc.	$102,000,000	$170,000,000
HSBC Securities (USA) Inc.	$48,000,000	$80,000,000
MUFG Securities Americas Inc.	$48,000,000	$80,000,000
Wells Fargo Securities, LLC	$48,000,000	$80,000,000
Deutsche Bank Securities Inc.	$27,000,000	$45,000,000
Morgan Stanley & Co. LLC	$27,000,000	$45,000,000
ANZ Securities, Inc.	$15,000,000	$25,000,000
Goldman Sachs & Co. LLC	$15,000,000	$25,000,000
PNC Capital Markets LLC	$15,000,000	$25,000,000
UBS Securities LLC	$15,000,000	$25,000,000
U.S. Bancorp Investments, Inc.	$15,000,000	$25,000,000
BNY Mellon Securities LLC	$6,000,000	$10,000,000
Fifth Third Securities, Inc.	$6,000,000	$10,000,000
Regions Securities LLC	$6,000,000	$10,000,000

Total	$600,000,000	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to the receipt of legal opinions by counsel covering the validity of the Notes and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer some of the Notes directly to the public at the respective offering prices set forth on the cover page of this prospectus supplement and may offer some of the Notes to dealers at the applicable offering price less a concession not to exceed 0.400% of the principal amount of the Notes in the case of the 10-Year Notes and 0.500% of the principal amount in the case of the 30-Year Notes. The underwriters may allow, and dealers may re-allow, a concession not to exceed 0.250% of the principal amount of the Notes in the case of the 10-Year Notes and 0.250% of the principal amount in the case of the 30-Year Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the applicable offering price and other selling terms.

The Notes are new issues of securities with no established trading market. The Notes will not be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the Notes.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Cigna Corporation
Per 10-Year Note	0.650%
Per 30-Year Note	0.875%

In connection with the offering, the representatives may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or postponing a decline in the market price of the Notes while the offering is in progress.

The representatives also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representative responsible for stabilizing activities on behalf of the syndicate, in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The representatives may conduct these transactions in the over-the-counter market or otherwise. If the representatives commence any of these transactions, they may discontinue them at any time without notice.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The Company estimates that its share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $3,310,540.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received, and/or in the future may receive, customary fees and commissions for these transactions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. As described in “Use of Proceeds,” we intend to use certain of the net proceeds from this offering to pay the consideration for the Cash Tender Offer, accrued and unpaid interest and related expenses. We have retained J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and MUFG Securities Americas Inc. to act as dealer managers for the Cash Tender Offer and we have agreed to reimburse them for their reasonable out-of-pocket expenses in connection with such

Cash Tender Offer. In connection with our revolving credit and letter of credit facility, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., is acting as administrative agent, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC acted as joint lead arrangers and joint book managers and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as syndication agents. In addition, affiliates of each underwriter are lenders under the revolving credit and letter of credit facility and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are dealers under our commercial paper facility.

Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which is the seventh business day following the date of the pricing of the Notes (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or in the next four succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) no offer of Notes may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospective Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, may not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering memorandum has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

VALIDITY OF THE NOTES

The validity of the Notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Cravath, Swaine & Moore LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Cigna Corporation

Debt Securities (Senior, Subordinated, Junior Subordinated)

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units

Cigna Corporation may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we may determine at the time of the offering. We will provide the specific terms of the securities in supplements to this prospectus. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CI”.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement or free writing prospectus.

Investing in these securities involves certain risks. You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2017.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities or a solicitation of your offer to buy these securities in any state where the offer or solicitation is not permitted or legal. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate or complete as of any date other than the date on the front of this prospectus.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Cigna,” “we,” “our” and “us” refer to Cigna Corporation and its consolidated subsidiaries, and the term the “Company” refers to Cigna Corporation, not including its consolidated subsidiaries. Unless the context otherwise requires, “including” means including without limitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna’s current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; and other statements regarding Cigna’s future beliefs, expectations, plans, intentions, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; and uncertainty as to the outcome of the litigation between Cigna and Anthem, Inc. with respect to the termination of the merger agreement, the reverse termination fee and/or contract and non-contract damages for claims each party has filed against the other, including the risk that a court finds that Cigna has not complied with its obligations under the merger agreement, is not entitled to receive the reverse termination fee or is liable for breach of the merger agreement.

This list of important factors is not intended to be exhaustive. The discussions in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections therein, as such discussions may be updated from time to time in our periodic filings with the Securities and Exchange Commission (“SEC”) incorporated by reference herein, include both expanded discussion of these factors and additional risk factors and uncertainties that could affect the matters discussed in the forward-looking statements. Cigna does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on forward-looking statements that speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Cigna, who file electronically with the SEC. The address of that site is www.sec.gov.

Our website address is www.cigna.com. Information on, or accessible through, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus or any accompanying prospectus supplement, except for the SEC filings posted thereon that are referenced below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Cigna, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we will file later with the SEC (including any prospectus supplement) will automatically update and supersede this information.

This prospectus incorporates by reference the documents set forth below that Cigna has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Cigna and its financial condition. Since information that we file with the SEC in the future will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

Cigna SEC Filings (File No. 1-8323)	Period
Annual Report on Form 10-K	For the year ended December 31, 2016

Quarterly Reports on Form 10-Q	For the quarterly periods ended March 31, 2017 and June 30, 2017

Annual Proxy Statement	Filed on March 17, 2017

Current Reports on Form 8-K	Filed on January 19, 2017, February 1, 2017, February 9, 2017, February 14, 2017 (as to Item 1.02 only), February 16, 2017, February 23, 2017 (as to Item 5.02 only), February 24, 2017, March 24, 2017, April 28, 2017, May 1, 2017, as amended by Form 8-K/A filed July 31, 2017, May 12, 2017 (Item 8.01), May 12, 2017 (as to Item 1.02 only), June 16, 2017, June 19, 2017 and July 31, 2017

We also incorporate by reference into this prospectus all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been terminated or completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus from the date of filing of those documents.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Cigna Corporation

Two Liberty Place

1601 Chestnut Street

Philadelphia, Pennsylvania 19192-1550

Attention: Investor Relations

(215) 761-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

CIGNA CORPORATION

Cigna Corporation, together with its subsidiaries, is a global health services organization dedicated to a mission of helping individuals improve their health, well-being and sense of security. Cigna’s strategy, which we execute through a differentiated set of medical, dental, disability, life and accident insurance and related products and services offered by our subsidiaries, is to:

•	“Go Deeper” by expanding and deepening our customer, client and partner relationships as well as deepening our relationships in targeted sub-segments and geographies;

•	“Go Local” by ensuring our products, solutions and services are both personalized and highly localized for the benefit of our customers, clients and partners; and

•	“Go Beyond” by innovating and further differentiating our businesses, the experiences we deliver, and overall social impact.

In an increasingly retail-oriented marketplace, we focus on delivering affordable and personalized products and services to customers through employer-based, government sponsored and individual coverage arrangements. We increasingly collaborate with health care providers to continue the transition from volume-based fee for service arrangements toward a more value-based system designed to increase quality of care, lower costs and improve health outcomes. We operate a customer-centric organization enabled by keen insights regarding customer needs, localized decision-making and talented professionals committed to bringing our “Together All the Way” brand promise to life.

Cigna’s principal executive offices are located at 900 Cottage Grove Road, Bloomfield, CT 06002. Our telephone number is (860) 226-6000. Cigna was incorporated in the State of Delaware in 1981.

For additional information concerning Cigna, please see our most recent Annual Report on Form 10-K and our other filings with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or “free writing prospectus,” the net proceeds from the sale of the securities will be added to Cigna’s general funds and used for general corporate purposes, including the repayment of indebtedness.

We will not receive any proceeds from sales of securities offered by any selling security holders under this prospectus and the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The senior debt securities are to be issued under an indenture (the “Senior Indenture”) entered into between Cigna Corporation and U.S. Bank National Association, as trustee. The subordinated debt securities are to be issued under a separate indenture (the “Subordinated Indenture”) also between Cigna Corporation and U.S. Bank National Association, as trustee. The junior subordinated debt securities are to be issued under a separate indenture (the “Junior Subordinated Indenture”) also between Cigna Corporation and U.S. Bank National Association, as trustee. The Senior Indenture, Subordinated Indenture and the Junior Subordinated Indenture are sometimes referred to individually as an “Indenture” or collectively as the “Indentures.”

We sometimes refer below to specific sections of one or more of the Indentures. When we do so, we indicate where you can find the relevant section in the Indentures by noting the section number in parentheses. When we do refer to specific sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures, and you should refer to the Indentures themselves for detailed, specific, legal descriptions. In this section, “Description of Debt Securities,” when we refer to “Cigna,” “we,” “our” or “us” we refer to Cigna Corporation, not including its consolidated subsidiaries.

We have summarized some terms of the Indentures. This summary is not complete. The Indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Ranking

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank (i) equally in right of payment with all of our other senior and unsecured, unsubordinated debt and (ii) effectively subordinated to our secured obligations to the extent of the value of the collateral securing such obligations. The subordinated debt securities will be junior in right of payment to all of our senior debt. The junior subordinated debt securities will be junior in right of payment to all subordinated debt securities.

Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

In addition, because the debt securities will not be guaranteed by any of our subsidiaries, claims in respect of the debt securities will be structurally subordinated to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of Cigna as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of Cigna’s direct and indirect subsidiaries, are subject to further state insurance regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to Cigna.

Terms of the Debt Securities to be Described in the Prospectus Supplement

The Indentures do not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	whether the debt securities will be senior debt securities, subordinated debt securities or junior subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal will be payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for interest payments;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions, including the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•	the place where we will pay principal, interest and any premium;

•	the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

•	if other than denominations of $1,000 or any integral multiples thereof, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities;

•	additional provisions, if any, relating to the discharge of our obligations under the debt securities;

•	whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

•	the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

•	the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	any authenticating or paying agents, registrars or other agents;

•	other specific terms, including any additional events of default, covenants or warranties; and

•	any other terms, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required or advisable under applicable law or regulations or advisable in connection with the marketing of the debt securities. (Section 301)

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); provided that if such additional debt securities are not fungible with the initial debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

Events of Default and Notice Thereof

When we use the term “Event of Default” with respect to debt securities of any series we mean:

•	we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due;

•	we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

•	in the case of senior debt securities or subordinated debt securities, we fail to perform in any material respect any covenant in an Indenture not specified in the previous two bullet points (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of Cigna. (Section 501)

An Event of Default with respect to debt securities of a particular series may not constitute an Event of Default with respect to debt securities of any other series of debt securities.

If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of Outstanding Securities of that series may rescind or annul such acceleration and its consequences. (Section 502)

Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care (Section 601), to be indemnified by the holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such holders. (Section 603) Subject to these provisions in the Indentures for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513)

Each of the Indentures provides that the Trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the debt securities to do so. (Section 602)

Each of the Indentures provides that holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series may seek to institute a proceeding with respect to the Indentures or for any remedy thereunder only after:

•	such holders previously gave notice to the Trustee of a continuing Event of Default;

•	such holders have made a written request to the Trustee;

•	such holders have offered an indemnity reasonably satisfactory to the Trustee to institute a proceeding; and

•	the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507)

These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on or after the respective due dates expressed in such debt security. (Section 508)

Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indentures. (Section 1007)

Modification and Waiver

Each of the Indentures (Section 901) provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the holders of debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of debt securities;

•	add any additional Events of Default;

•	add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of an Indenture if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect to such provision;

•	secure any debt security;

•	establish the form or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor Trustee;

•	add to any provision of an Indenture to the extent necessary to permit defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of debt securities in any material respect;

•	cure any ambiguity or correct any inconsistency in an Indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of debt securities of any affected series in any material respect; or

•	conform an Indenture to any mandatory provision of law.

Other amendments and modifications of an Indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the Outstanding Securities affected by the amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding Security affected:

•	change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

•	change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce the percentage of holders of debt securities necessary to modify or amend an Indenture;

•	in the case of the Subordinated Indenture and Junior Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities or junior subordinated debt securities, respectively; or

•	modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

The holders of at least a majority of the aggregate principal amount of the Outstanding Securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Section 513)

Limitations on Liens on Common Stock of Designated Subsidiaries

Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our subsidiaries to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien, security interest or other encumbrance on any of the common stock of a Designated Subsidiary, which common stock is directly or indirectly owned by us, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

“Designated Subsidiary” means Connecticut General Life Insurance Company and Life Insurance Company of North America, so long as it remains a subsidiary, or any subsidiary which is a successor of such Designated Subsidiary. (Section 101)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

•	the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes Cigna’s obligations on the debt securities under a supplemental indenture satisfactory to the Trustee;

•	immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing; and

•	a specified officers’ certificate and opinion of counsel are delivered to the Trustee. (Section 801)

Upon compliance with the foregoing provisions, the successor or purchaser will succeed to, and be substituted for Cigna under the Indentures with the same effect as if such successor or purchaser had been the original obligor under the debt securities, and thereafter Cigna will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802)

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain an option for the holders of such debt to require us to purchase all or a portion of such debt securities or any other protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Defeasance and Covenant Defeasance

If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

•	we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a “legal defeasance”), or

•	we will no longer be under any obligation to comply with the covenants described above under “Limitations on Liens on Common Stock of Designated Subsidiaries” and “Consolidation, Merger and Sale of Assets,” an Event of Default relating to any failure to comply with such covenants will no longer apply to us, and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a “covenant defeasance”).

If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which are no longer applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments. (Section 1006)

Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes.

Subordination of Subordinated and Junior Subordinated Debt Securities

Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated and junior subordinated debt securities.

The subordinated debt securities and junior subordinated debt securities will, to the extent set forth in the Subordinated Indenture and Junior Subordinated Indenture, respectively, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of Cigna, including the senior debt securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Cigna, the holders of Senior Debt of Cigna will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of Cigna before the holders of the subordinated debt securities or junior subordinated securities, as the case may be, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1301-02)

If the maturity of any subordinated debt securities or junior subordinated debt securities is accelerated, the holders of all Senior Debt of Cigna outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities or junior subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated debt securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities or junior subordinated debt securities may be made if there shall have occurred and be continuing:

•	a default in the payment of principal of (or premium, if any) or interest on Senior Debt of Cigna, or

•	an event of default with respect to any Senior Debt of Cigna resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

“Debt” means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of such person; and

•	every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

With respect to either the subordinated debt securities or the junior subordinated debt securities, “Senior Debt” means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or Junior Subordinated Indenture, as the case may be, or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to the junior subordinated debt securities, as the case may be, or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities or the junior subordinated debt securities, as the case may be; provided, however, that Senior Debt with respect to the subordinated debt securities does not include the subordinated debt securities or junior subordinated debt securities; and provided further that Senior Debt with respect to the junior subordinated debt securities does not include the junior subordinated debt securities. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

The Subordinated Indenture and Junior Subordinated Indenture do not limit or prohibit the incurrence of additional Senior Debt of Cigna, which may include indebtedness that is senior to the subordinated and junior subordinated debt securities, but subordinate to other obligations of Cigna. The senior debt securities, when issued, will constitute Senior Debt of Cigna.

At June 30, 2017, the Company had $4.7 billion of Senior Debt with respect to the senior debt securities outstanding, and no subordinated or junior subordinated debt securities outstanding.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated and junior subordinated debt securities of a particular series.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Employees or Agents

The Indentures provide that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the Indentures or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, employee or agent of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning our Relationship with the Trustee

U.S. Bank National Association, will act as Trustee under our Senior Indenture, Subordinated Indenture and our Junior Subordinated Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

FORM OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by the global securities.

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. (Sections 204 and 305) We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither Cigna nor the Trustee nor any agent of Cigna or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, and will be the responsibility of those participants.

If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

The following description of our common stock is based upon our Restated Certificate of Incorporation (“Certificate of Incorporation”), our Amended and Restated By-Laws (“By-Laws”) and applicable provisions of law as currently in effect. We have summarized certain portions of the Certificate of Incorporation and By-Laws below. This summary is not complete and is qualified by the Certificate of Incorporation and the By-Laws, which are incorporated by reference in the registration statement of which this prospectus forms a part.

Certain provisions of the Delaware General Corporation Law, the Certificate of Incorporation and the By-Laws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

The Company is authorized to issue 600,000,000 shares of common stock, par value $0.25 per share, of which 252,859,462 shares were outstanding at June 30, 2017.

Holders of common stock are entitled to receive such dividends as the board of directors of the Company may from time to time declare. Payment of dividends on the common stock will at all times be subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations which the Company may incur in the future, and the ability of the Company’s insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements. No shares of preferred stock are outstanding as of the date of this prospectus.

The Company’s board of directors had previously been divided into three classes. In 2012, the Company’s board of directors amended the By-Laws to provide for the phased elimination of the classified board structure. As of the date of this prospectus, all directors hold one-year terms except for three directors who will complete their current three-year terms at the 2018 annual meeting of shareholders, after which all directors or their successors will have been elected to one-year terms and the classified structure will be fully eliminated. Directors may be removed only for cause. Holders of common stock have one vote per share and have no cumulative voting rights.

The Company has adopted a majority voting standard for the election of directors in uncontested elections. Under this standard, each director must receive a majority of the votes cast with respect to that director. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee for the director to be elected. In general, each director agrees to tender, and not withdraw, his or her resignation if he or she does not receive a majority of the votes cast at an annual meeting of shareholders at which such director is a nominee for election. The Company’s Corporate Governance Committee will make a recommendation to the Company’s board of directors on whether to accept the resignation. The Company’s board of directors has discretion to accept or reject the resignation. In contested elections, the voting standard is a plurality of votes cast.

Subject to the rights of creditors and the liquidation preferences of holders of preferred stock, the holders of common stock are entitled to share ratably in the remaining assets of the Company in the event of its voluntary or involuntary liquidation or dissolution. Holders of common stock have no preemptive rights. All shares of common stock presently outstanding are, and all such shares to be issued pursuant to this prospectus will be, fully paid and nonassessable.

A majority vote of the outstanding common stock and any preferred stock entitled to vote, generally voting together as a single class, is required for the Company’s shareholders to amend, repeal or adopt any charter provision or bylaw provision, except as related to the number, qualifications, election and term of office of the Directors, where 80% vote of the outstanding capital stock of the Company is required. Such provisions could inhibit a change in control in situations that the board of directors determines are not adequate or in the best interests of shareholders, or that do not meet specified fair price criteria and procedural conditions. In some circumstances, some or all shareholders could be denied the opportunity to realize a premium over the then-prevailing market price for the shares.

Description of Preferred Stock

The Company’s Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are outstanding as of the date of this prospectus. The Company’s preferred stock may be issued from time to time in one or more series, without shareholder approval, when authorized by the board of directors. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were shareholders before we became subject to Section 203.

Special By-Laws Provisions

Pursuant to the phased elimination of the classified board structure as described above under “—Description of Common Stock,” the classified structure will be fully eliminated after the 2018 annual meeting of shareholders. Under our By-Laws, vacancies and newly-created directorships resulting from any increase in the size of our board may be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Computershare Inc. serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “CI”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above;

•	currencies; or

•	commodities.

Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. The purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued or at settlement. Our obligation to settle any pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The terms of any units to be issued and a description of the material provisions of the applicable unit agreement will be set forth in the applicable prospectus supplement.

SELLING SECURITY HOLDERS

Selling security holders to be named in a prospectus supplement may, from time to time, offer and sell some or all of our securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling security holders may sell our securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling security holders may also sell, transfer or otherwise dispose of some or all of our securities held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will, among other things, set forth the name of each selling security holder and the number of our securities beneficially owned by such selling security holders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

General

Any of the securities being offered pursuant to this prospectus and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to our shareholders; or

•	through a combination of any such methods of sale.

We may also issue any of the securities as a dividend or distribution to our shareholders.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our shareholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each series of securities, other than our common stock that is listed on the New York Stock Exchange, will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of, or activity in, the trading market for any of the securities.

Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of our debt securities, common stock, preferred stock, warrants, purchase contracts and units will be passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ERISA MATTERS

Cigna and certain of its affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many employee benefit plans subject to Title I of ERISA or plans subject to Section 4975 of the Code or entities deemed to hold the assets of such employee benefit plan or plans (collectively, “Plans”). Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if securities are acquired by a Plan with respect to which Cigna or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a “qualified professional asset manager” or pursuant to any other available statutory, class or individual exemption. In addition, certain governmental, church and non-U.S. plans are subject to federal, state, local or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”). Therefore, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding thereof that either (a) (i) it is not and is not using the assets of any Plan or any plan subject to Similar Laws or (ii) its purchase and holding of the securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a similar violation of Similar Laws and (b) if it is a Plan, the decision to acquire and hold the securities has been made by a duly authorized fiduciary who is independent of the Company and the underwriter and who (1) is a fiduciary under ERISA and the Code, or both, with respect to the decision to acquire and hold the securities, (2) is not an IRA owner (in the case of a Plan that is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the securities, (4) has exercised independent judgment in evaluating whether to invest the assets of such Plan in the securities, and (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time.

Any Plan or plan subject to Similar Laws proposing to invest in the securities should consult with its legal counsel. The sale of the securities offered hereunder to any Plan or plan subject to Similar Laws is in no respect a representation by Cigna or any of its affiliates that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by any such Plan or plan subject to Similar Laws generally or any particular Plan or plan subject to Similar Laws.

$1,600,000,000

Cigna Corporation

$600,000,000 3.050% Senior Notes due 2027

$1,000,000,000 3.875% Senior Notes due 2047

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan

BofA Merrill Lynch

Citigroup

Wells Fargo Securities

Morgan Stanley

Co-Managers

HSBC

MUFG

Deutsche Bank Securities

ANZ Securities

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

UBS Investment Bank

US Bancorp

BNY Mellon Securities, LLC

Fifth Third Securities

Regions Securities LLC

September 5, 2017